                                  Exhibit 23
                                  ----------

                             ARTHUR ANDERSEN LLP





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Riser Foods, Inc. and Subsidiaries:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-43245, File No. 33-53168 and File No. 33-59329.



/s/ Arthur Andersen LLP
------------------------
By:  Arthur Andersen LLP


Cleveland, Ohio
September   , 1995
          --